EXHIBIT 99.1

A-Mark Precious Metals Initiates Quarterly Cash Dividend

Board Approves Quarterly Cash Dividend of $0.05 per Share, Beginning with Stockholders of Record as of March 12, 2015

Santa Monica, CA – March 2, 2015 – A-Mark Precious Metals, Inc. (NASDAQ: AMRK), a full-service precious metals trading company and an official distributor for all the major sovereign mints, has initiated a cash dividend policy that calls for the payment of a quarterly cash dividend of $0.05 per common share.

The first quarterly cash dividend will be paid on March 20, 2015 to stockholders of record at the close of business on March 12, 2015.

“Our new dividend policy is part of a larger capital allocation strategy,” said company chairman, Jeffrey Benjamin. “Our goal is to provide income to current shareholders while attracting new interest in A-Mark’s unique business model, which has consistently produced profitable quarters in recent years despite the fluctuations in precious metals.”

A-Mark CEO Greg Roberts commented: “The initiation of a dividend reflects the board’s confidence in our balance sheet, future cash flows, and commitment to maximizing shareholder value. It also reflects the positive effect our expanded value-added products pipeline and ancillary services has had on our profitability profile.”

The declaration of cash dividends in the future is subject to the determination each quarter by the company’s board of directors, based on a number of factors. Such factors include the company’s financial performance, available cash resources, cash requirements, bank covenants, and alternative uses of cash that the board of directors may conclude would represent an opportunity to generate a greater return on investment for the company. For these reasons, there can be no assurance that dividends in the future will be equal or similar in amount to the amounts described in this press release or that the board of directors will not decide to suspend or discontinue the payment of cash dividends in the future.

About A-Mark Precious Metals
A-Mark Precious Metals, Inc. is a full-service precious metals trading company and an official distributor for many government mints throughout the world. The company offers gold, silver, platinum and palladium in the form of bars, plates, powder, wafers, grain, ingots and coins. Its Industrial unit services manufacturers and fabricators of products utilizing or incorporating precious metals, while its Coin & Bar unit deals in over 200 coin and bar products in a variety of weights, shapes and sizes for distribution to dealers and other qualified purchasers. The company operates trading centers in Santa Monica, California, and Vienna, Austria, for buying and selling precious metals.

In addition to wholesale and trading activity, A-Mark offers customers a variety of services, including financing, consignment and various customized financial programs. As a U.S. Mint-authorized purchaser of gold, silver and platinum coins, A-Mark purchases bullion products directly from the U.S. Mint for sale to customers. A-Mark also has distributorships with other sovereign mints, including in Australia, Austria, Canada, China, Mexico and South Africa. Customers of A‑Mark include mints, manufacturers and fabricators, refiners, coin and metal dealers, banks and other financial institutions, jewelers, investors and collectors. For more information about A-Mark Precious Metals, visit www.amark.com.

Through its subsidiary Collateral Finance Corporation, a licensed California Finance Lender, the company offers loans collateralized by numismatic and semi-numismatic coins and bullion to coin and metal dealers, investors and collectors. Through its Transcontinental Depository Services subsidiary, it offers a variety of managed storage options for precious metals products to financial institutions, dealers, investors and collectors around the world.

Important Cautionary Language Regarding Forward-Looking Statements
Statements in this press release that relate to future plans, objectives, expectations, performance, events and the like are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the Securities Exchange Act of 1934. Future events, risks and uncertainties, individually or in the aggregate, could cause actual results to differ materially from those expressed or implied in these statements. Factors that could cause actual results to differ are identified in the Company's public filings with the Securities and Exchange Commission (SEC) and include the following: our inability to execute our growth strategy; our inability to maintain the security of customer or company information; the impact of complying with laws and regulations relating to our trading and financing operations; changes in our liquidity and capital requirements; changes in the political or economic environments of the countries in which we do business; the loss of key management or trading personnel; our exposure to commodity price risks, concentration of credit risk, and the risks of default of our counterparties; the demand nature of our credit facility; the possible loss of a key government distributorship arrangement; potential losses in connection with our financing operations; the inability of our historical financial statements to be indicative of our future performance; the impact of increased costs associated with being a public company; our inability to maintain effective internal controls as a public company; our future inability or determination not to pay dividends under the terms of the cash dividend policy; low trading volume of our capital stock due to limited liquidity or a lack of analyst coverage; and the ability of our principal shareholders to exert substantial control over us or prevent a change of control. More information about factors that could affect the Company's business and financial results included in its public filings with the SEC, which are available on the SEC's website at www.sec.gov. The words "should," "believe," "estimate," "expect," "intend," "anticipate," "foresee," "plan" and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. Additionally, any statements related to future improved performance and estimates of revenues and earnings per share are forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements.

Company Contact:
Thor Gjerdrum, EVP & COO
A-Mark Precious Metals, Inc.
(310) 587-1414
thor@amark.com

Investor Relations Contact:
Matt Glover or Michael Koehler
Liolios Group, Inc.
(949) 574-3860
AMRK@liolios.com
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